Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2023

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2023 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended June 30, 2023 and 2022:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $171.3 million, or $2.42 per diluted share, during the second quarter of 2023, as compared to $164.1 million, or $2.20 per diluted share, during the second quarter of 2022. Net revenues increased by 6.8% to $3.548 billion during the second quarter of 2023, as compared to $3.323 billion during the second quarter of 2022.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the second quarter of 2023 was $179.4 million, or $2.53 per diluted share, as compared to $163.9 million, or $2.20 per diluted share, during the second quarter of 2022. As reflected on the Supplemental Schedule, included in our reported results was an unrealized after-tax loss of $8.1 million, or $.11 per diluted share, ($10.5 million pre-tax) during the second quarter of 2023. The unrealized loss, which is included in “Other (income) expense, net”, resulted from a decrease in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $419.3 million during the second quarter of 2023, as compared to $384.5 million during the second quarter of 2022. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $425.9 million during the second quarter of 2023, as compared to $382.6 million during the second quarter of 2022.

Consolidated Results of Operations, As Reported and As Adjusted – Six-month periods ended June 30, 2023 and 2022:

Reported net income attributable to UHS was $334.4 million, or $4.70 per diluted share, during the first six months of 2023, as compared to $318.0 million, or $4.22 per diluted share, during the first six months 2022. Net revenues increased by 6.0% to $7.016 billion during the first six months of 2023, as compared to $6.616 billion during the comparable period of 2022.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the first six months of 2023, was $346.9 million, or $4.87 per diluted share, as compared to $327.4 million, or $4.35 per diluted share, during the six-month period ended June 30, 2022.

As reflected on the Supplemental Schedule, included in our reported results were unrealized after-tax losses of $12.5 million, or $.17 per diluted share, ($16.3 million pre-tax) during the first six months of 2023 and $9.4 million, or $.13 per diluted share, ($12.3 million pre-tax) during the first six months of 2022. These unrealized losses, which are included in “Other (income) expense, net”, resulted from decreases in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $826.6 million during the first six months of 2023, as compared to $752.9 million during the first six months of 2022. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was

$846.9 million during the first six months of 2023, as compared to $762.1 million during the comparable period of 2022.

Acute Care Services – Three and six-month periods ended June 30, 2023 and 2022:

During the second quarter of 2023, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 7.7% while adjusted patient days increased by 6.9%, as compared to the second quarter of 2022. At these facilities, during the second quarter of 2023, net revenue per adjusted admission increased by 1.3% while net revenue per adjusted patient day increased by 2.0%, as compared to the second quarter of 2022. Net revenues generated from our acute care services, on a same facility basis, increased by 9.7% during the second quarter of 2023, as compared to the second quarter of 2022.

During the six-month period ended June 30, 2023, at our acute care hospitals on a same facility basis, adjusted admissions increased by 9.1% while adjusted patient days increased by 5.2%, as compared to the first six months of 2022. At these facilities, during the first six months of 2023, net revenue per adjusted admission decreased by 3.3% while net revenue per adjusted patient day increased by 0.3%, as compared to the first six months of 2022. Net revenues generated from our acute care services, on a same facility basis, increased by 6.6% during the first six months of 2023, as compared to the comparable period of 2022.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2023 and 2022:

During the second quarter of 2023, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 3.3% while adjusted patient days increased by 1.5%, as compared to the second quarter of 2022. At these facilities, during the second quarter of 2023, net revenue per adjusted admission increased by 4.4% and net revenue per adjusted patient day increased by 6.2%, as compared to the second quarter of 2022. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.8% during the second quarter of 2023, as compared to the second quarter of 2022.

During the six-month period ended June 30, 2023, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 5.4% while adjusted patient days increased by 3.1%, as compared to the first six months of 2022. At these facilities, during the first six months of 2023, net revenue per adjusted admission increased by 3.3% and net revenue per adjusted patient day increased by 5.6%, as compared to the first six months of 2022. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 8.7% during the first six months of 2023, as compared to the comparable period of 2022.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the six-month period ended June 30, 2023, our net cash provided by operating activities was $654 million as compared to $478 million during the first six months of 2022. Included in the $176 million net increase in our net cash provided by operating activities was a favorable change of $119 million in other working capital accounts due primarily to the timing of disbursements for accrued compensation and accounts payable.

Liquidity:

As of June 30, 2023, we had $946 million of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

As of December 31, 2022, we had an aggregate remaining repurchase authorization of approximately $947 million pursuant to our stock repurchase program. Pursuant to the terms of our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

During the second quarter of 2023, we have repurchased 758,578 shares at an aggregate cost of approximately $113.4 million (approximately $150 per share) pursuant to the program. During the first six months of 2023, we have repurchased approximately 1.4 million shares at an aggregate cost of approximately $192.1 million (approximately $136 per share) pursuant to the program.

As of June 30, 2023, we had an aggregate available repurchase authorization of approximately $755 million.

Revised 2023 Operating Results Forecasts:

Based upon the operating trends and financial results experienced during the first six months of 2023, as indicated on the Revised Forecast table below, we are increasing the lower end of our guidance range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA, net of NCI”), and adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) for the year ended December 31, 2023. The higher end of the 2023 guidance range for these metrics is remaining substantially unchanged.

The tables below include our revised 2023 operating results forecasts for the year ended December 31, 2023, as well as our original 2023 operating results forecast which was previously disclosed on February 27, 2023.

	Revised Forecast		Original Forecast
	For the Year Ended		For the Year Ended
	December 31, 2023		December 31, 2023
	Low	High	Low	High
Net revenues	$14.130 billion	$14.330 billion	$14.044 billion	$14.314 billion
Adjusted EBITDA, net of NCI	$1.696 billion	$1.756 billion	$1.662 billion	$1.753 billion
Adjusted EPS – diluted	$9.85 per share	$10.50 per share	$9.50 per share	$10.50 per share

Adjusted EPS-diluted and Adjusted EBITDA net of NCI, are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2022 and our Form 10-Q for the quarter ended March 31, 2023. Please see the schedule of Supplemental Non-GAAP Disclosures - 2023 Revised Operating Results Forecast, as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP. In addition, the 2023 revised forecasted amounts exclude the impact of certain future items, if applicable, including those as outlined below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 26, 2023. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link.

Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2022 were approximately $13.4 billion. UHS ranked #311 on the Fortune 500; and #434 on Forbes’ list of America’s Largest Public Companies. UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 93,800 employees and, through its subsidiaries, operates 27 inpatient acute care hospitals, 331 inpatient behavioral health facilities, 42 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to the potential impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended March 31, 2023 and in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2022), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. In some areas, the labor scarcity is putting a strain on our resources and staff, which has required us to utilize higher‑cost temporary labor and pay premiums above standard compensation for essential workers. These factors, which had a material unfavorable impact on our results of operations during 2022, could continue to have an unfavorable material impact on our results of operations for the foreseeable future.
•
The impact of the COVID-19 pandemic, which began in March, 2020, has had a material effect on our operations and financial results, at various times, since that time. We cannot predict if there will be future disruptions caused by the COVID‑19 pandemic.
•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations.
•
The increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2023 and our Report on Form 10-K for the year ended December 31, 2022. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2023	2022	2023	2022
Net revenues	$3,548,138	3,323,407	$7,015,656	6,616,363

Operating charges:
Salaries, wages and benefits	1,770,271	1,691,472	3,523,606	3,383,742
Other operating expenses	938,314	867,885	1,817,265	1,688,819
Supplies expense	380,294	354,993	760,283	726,066
Depreciation and amortization	143,744	143,850	285,365	287,634
Lease and rental expense	35,387	31,773	70,309	63,811
	3,268,010	3,089,973	6,456,828	6,150,072

Income from operations	280,128	233,434	558,828	466,291
Interest expense, net	48,831	25,676	99,707	47,349
Other (income) expense, net	6,602	(1,972)	20,325	9,229
Income before income taxes	224,695	209,730	438,796	409,713
Provision for income taxes	55,393	50,949	107,119	99,911
Net income	169,302	158,781	331,677	309,802
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(2,011)	(5,281)	(2,751)	(8,173)
Net income attributable to UHS	$171,313	$164,062	$334,428	$317,975

Basic earnings per share attributable to UHS (a)	$2.44	$2.22	$4.75	$4.27

Diluted earnings per share attributable to UHS (a)	$2.42	$2.20	$4.70	$4.22

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2023	2022	2023	2022
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$171,313	$164,062	$334,428	$317,975
Less: Net income attributable to unvested restricted share grants	(61)	(164)	(190)	(413)
Net income attributable to UHS - basic and diluted	$171,252	$163,898	$334,238	$317,562

Weighted average number of common shares - basic	70,073	73,682	70,304	74,356

Basic earnings per share attributable to UHS:	$2.44	$2.22	$4.75	$4.27

Weighted average number of common shares	70,073	73,682	70,304	74,356
Add: Other share equivalents	766	753	859	882
Weighted average number of common shares and equiv. - diluted	70,839	74,435	71,163	75,238

Diluted earnings per share attributable to UHS:	$2.42	$2.20	$4.70	$4.22

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2023	revenues	June 30, 2022	revenues
Net income attributable to UHS	$171,313		$164,062
Depreciation and amortization	143,744		143,850
Interest expense, net	48,831		25,676
Provision for income taxes	55,393		50,949
EBITDA net of NCI	$419,281	11.8%	$384,537	11.6%

Other (income) expense, net	6,602		(1,972)
Adjusted EBITDA net of NCI	$425,883	12.0%	$382,565	11.5%

Net revenues	$3,548,138		$3,323,407

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2023		June 30, 2022
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$171,313	$2.42	$164,062	$2.20
Plus/minus after-tax adjustments:
Unrealized loss (gain) on equity securities	8,051	0.11	(153)	-
Subtotal adjustments	8,051	0.11	(153)	-
Adjusted net income attributable to UHS	$179,364	$2.53	$163,909	$2.20

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2023	revenues	June 30, 2022	revenues
Net income attributable to UHS	$334,428		$317,975
Depreciation and amortization	285,365		287,634
Interest expense, net	99,707		47,349
Provision for income taxes	107,119		99,911
EBITDA net of NCI	$826,619	11.8%	$752,869	11.4%

Other (income) expense, net	20,325		9,229
Adjusted EBITDA net of NCI	$846,944	12.1%	$762,098	11.5%

Net revenues	$7,015,656		$6,616,363

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2023		June 30, 2022
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$334,428	$4.70	$317,975	$4.22
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	12,512	0.17	9,384	0.13
Subtotal adjustments	12,512	0.17	9,384	0.13
Adjusted net income attributable to UHS	$346,940	$4.87	$327,359	$4.35

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$79,451	$102,818
Accounts receivable, net	2,103,478	2,017,722
Supplies	215,380	218,517
Other current assets	226,405	198,283
Total current assets	2,624,714	2,537,340

Property and equipment	11,441,608	11,085,852
Less: accumulated depreciation	(5,413,892)	(5,167,394)
	6,027,716	5,918,458
Other assets:
Goodwill	3,929,722	3,909,456
Deferred income taxes	109,773	68,397
Right of use assets-operating leases	446,618	454,650
Deferred charges	5,858	6,264
Other	587,908	599,623
Total Assets	$13,732,309	$13,494,188

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$111,357	$81,447
Accounts payable and other liabilities	1,843,379	1,760,588
Operating lease liabilities	73,649	67,776
Federal and state taxes	6,962	4,608
Total current liabilities	2,035,347	1,914,419

Other noncurrent liabilities	571,206	487,669
Operating lease liabilities noncurrent	387,709	395,522
Long-term debt	4,605,075	4,726,533

Redeemable noncontrolling interest	4,213	4,695

UHS common stockholders' equity	6,087,182	5,920,582
Noncontrolling interest	41,577	44,768
Total equity	6,128,759	5,965,350

Total Liabilities and Stockholders' Equity	$13,732,309	$13,494,188

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net income	$331,677	$309,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	285,365	287,634
(Gain) loss on sale of assets and businesses	(6,250)	1,084
Stock-based compensation expense	43,062	41,640
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(82,078)	(89,729)
Accrued interest	(107)	1,329
Accrued and deferred income taxes	(32,695)	(34,260)
Other working capital accounts	20,216	(98,811)
Medicare accelerated payments and deferred CARES Act and other grants	2,741	5,339
Other assets and deferred charges	32,746	30,278
Other	15,471	(15,763)
Accrued insurance expense, net of commercial premiums paid	95,157	97,570
Payments made in settlement of self-insurance claims	(51,604)	(58,066)
Net cash provided by operating activities	653,701	478,047
Cash Flows from Investing Activities:
Property and equipment additions	(336,664)	(407,962)
Proceeds received from sales of assets and businesses	23,688	10,232
Acquisition of businesses and property	(3,728)	(12,485)
(Outflows) inflows from foreign exchange contracts that hedge our net U.K. investment	(31,305)	84,535
Decrease in capital reserves of commercial insurance subsidiary	0	100
Net cash used in investing activities	(348,009)	(325,580)
Cash Flows from Financing Activities:
Repayments of long-term debt	(93,557)	(226,854)
Additional borrowings	0	700,000
Financing costs	(293)	(2,387)
Repurchase of common shares	(209,756)	(565,182)
Dividends paid	(28,263)	(29,641)
Issuance of common stock	6,598	6,661
Profit distributions to noncontrolling interests	(4,735)	(5,323)
Sale of ownership interests from minority members	407	(1,307)
Net cash used in financing activities	(329,599)	(124,033)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,377	(5,457)
Increase (decrease) in cash, cash equivalents and restricted cash	(21,530)	22,977
Cash, cash equivalents and restricted cash, beginning of period	200,837	178,934
Cash, cash equivalents and restricted cash, end of period	$179,307	$201,911
Supplemental Disclosures of Cash Flow Information:
Interest paid	$97,297	$43,796
Income taxes paid, net of refunds	$133,840	$145,448
Noncash purchases of property and equipment	$100,461	$112,420

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Six Months ended
			6/30/2023	6/30/2023
Acute Care Services
Revenues			9.7%	6.6%
Adjusted Admissions			7.7%	9.1%
Adjusted Patient Days			6.9%	5.2%
Revenue Per Adjusted Admission			1.3%	-3.3%
Revenue Per Adjusted Patient Day			2.0%	0.3%

Behavioral Health Care Services
Revenues			7.8%	8.7%
Adjusted Admissions			3.3%	5.4%
Adjusted Patient Days			1.5%	3.1%
Revenue Per Adjusted Admission			4.4%	3.3%
Revenue Per Adjusted Patient Day			6.2%	5.6%

UHS Consolidated	Second quarter ended		Six months ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022
Revenues	$3,548,138	$3,323,407	$7,015,656	$6,616,363
EBITDA net of NCI	$419,281	$384,537	$826,619	$752,869
EBITDA Margin net of NCI	11.8%	11.6%	11.8%	11.4%
Adjusted EBITDA net of NCI	$425,883	$382,565	$846,944	$762,098
Adjusted EBITDA Margin net of NCI	12.0%	11.5%	12.1%	11.5%

Cash Flow From Operations	$362,948	$32,614	$653,701	$478,047
Days Sales Outstanding	54	50	54	50
Capital Expenditures	$167,912	$207,960	$336,664	$407,962

Debt			$4,716,432	$4,665,409
UHS' Shareholders Equity			$6,087,182	$5,814,660
Debt / Total Capitalization			43.7%	44.5%
Debt / EBITDA net of NCI (1)			2.83	2.81
Debt / Adjusted EBITDA net of NCI (1)			2.70	2.81
Debt / Cash From Operations (1)			4.03	3.76

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Six Months ended

June 30, 2023 and 2022

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,953,269	100.0%	$1,779,801	100.0%	$3,842,349	100.0%	$3,604,498	100.0%
Operating charges:
Salaries, wages and benefits	828,503	42.4%	799,804	44.9%	1,639,056	42.7%	1,611,447	44.7%
Other operating expenses	548,713	28.1%	469,560	26.4%	1,041,113	27.1%	904,030	25.1%
Supplies expense	323,746	16.6%	292,303	16.4%	640,002	16.7%	602,385	16.7%
Depreciation and amortization	91,511	4.7%	89,980	5.1%	178,438	4.6%	181,744	5.0%
Lease and rental expense	23,639	1.2%	20,204	1.1%	47,231	1.2%	40,909	1.1%
Subtotal-operating expenses	1,816,112	93.0%	1,671,851	93.9%	3,545,840	92.3%	3,340,515	92.7%
Income from operations	137,157	7.0%	107,950	6.1%	296,509	7.7%	263,983	7.3%
Interest expense, net	(503)	(0.0)%	478	0.0%	(1,080)	(0.0)%	1,116	0.0%
Other (income) expense, net	-	-	221	0.0%	6,213	0.2%	422	0.0%
Income before income taxes	$137,660	7.0%	$107,251	6.0%	$291,376	7.6%	$262,445	7.3%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,003,079	100.0%	$1,875,516	100.0%	$3,976,611	100.0%	$3,787,832	100.0%
Operating charges:
Salaries, wages and benefits	836,331	41.8%	829,040	44.2%	1,680,291	42.3%	1,672,946	44.2%
Other operating expenses	590,616	29.5%	532,504	28.4%	1,134,916	28.5%	1,014,582	26.8%
Supplies expense	327,650	16.4%	302,728	16.1%	655,710	16.5%	624,155	16.5%
Depreciation and amortization	94,304	4.7%	95,004	5.1%	187,630	4.7%	189,538	5.0%
Lease and rental expense	24,035	1.2%	20,482	1.1%	48,189	1.2%	41,334	1.1%
Subtotal-operating expenses	1,872,936	93.5%	1,779,758	94.9%	3,706,736	93.2%	3,542,555	93.5%
Income from operations	130,143	6.5%	95,758	5.1%	269,875	6.8%	245,277	6.5%
Interest expense, net	(503)	(0.0)%	478	0.0%	(1,080)	(0.0)%	1,116	0.0%
Other (income) expense, net	119	0.0%	221	0.0%	7,132	0.2%	422	0.0%
Income before income taxes	$130,527	6.5%	$95,059	5.1%	$263,823	6.6%	$243,739	6.4%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2022 and Form 10-Q for the quarter ended March 31, 2023.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Six Months ended

June 30, 2023 and 2022

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,517,005	100.0%	$1,407,147	100.0%	$2,976,724	100.0%	$2,737,959	100.0%
Operating charges:
Salaries, wages and benefits	843,222	55.6%	767,333	54.5%	1,649,168	55.4%	1,513,493	55.3%
Other operating expenses	296,203	19.5%	274,146	19.5%	573,572	19.3%	542,694	19.8%
Supplies expense	53,773	3.5%	52,373	3.7%	106,103	3.6%	101,991	3.7%
Depreciation and amortization	46,554	3.1%	45,280	3.2%	91,555	3.1%	90,762	3.3%
Lease and rental expense	11,203	0.7%	10,415	0.7%	21,785	0.7%	20,676	0.8%
Subtotal-operating expenses	1,250,955	82.5%	1,149,547	81.7%	2,442,183	82.0%	2,269,616	82.9%
Income from operations	266,050	17.5%	257,600	18.3%	534,541	18.0%	468,343	17.1%
Interest expense, net	993	0.1%	1,360	0.1%	2,071	0.1%	2,587	0.1%
Other (income) expense, net	(733)	(0.0)%	(643)	(0.0)%	(1,309)	(0.0)%	(758)	(0.0)%
Income before income taxes	$265,790	17.5%	$256,883	18.3%	$533,779	17.9%	$466,514	17.0%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,542,194	100.0%	$1,433,920	100.0%	$3,032,683	100.0%	$2,800,387	100.0%
Operating charges:
Salaries, wages and benefits	844,308	54.7%	773,966	54.0%	1,654,094	54.5%	1,527,852	54.6%
Other operating expenses	322,518	20.9%	299,782	20.9%	627,750	20.7%	598,249	21.4%
Supplies expense	53,837	3.5%	52,655	3.7%	106,325	3.5%	102,832	3.7%
Depreciation and amortization	46,778	3.0%	45,863	3.2%	92,397	3.0%	91,942	3.3%
Lease and rental expense	11,255	0.7%	10,973	0.8%	21,923	0.7%	21,793	0.8%
Subtotal-operating expenses	1,278,696	82.9%	1,183,239	82.5%	2,502,489	82.5%	2,342,668	83.7%
Income from operations	263,498	17.1%	250,681	17.5%	530,194	17.5%	457,719	16.3%
Interest expense, net	993	0.1%	1,366	0.1%	2,204	0.1%	2,731	0.1%
Other (income) expense, net	(1,188)	(0.1)%	(643)	(0.0)%	(2,059)	(0.1)%	(758)	(0.0)%
Income before income taxes	$263,693	17.1%	$249,958	17.4%	$530,049	17.5%	$455,746	16.3%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2022 and Form 10-Q for the quarter ended March 31, 2023.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
June 30, 2023 and 2022

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/23	06/30/22	% change	06/30/23	06/30/22	% change

Hospitals owned and leased	27	28	-3.6%	331	333	-0.6%
Average licensed beds	6,624	6,971	-5.0%	24,189	24,340	-0.6%
Average available beds	6,452	6,799	-5.1%	24,089	24,240	-0.6%
Patient days	384,373	375,955	2.2%	1,588,575	1,574,715	0.9%
Average daily census	4,223.8	4,131.4	2.2%	17,456.9	17,304.6	0.9%
Occupancy-licensed beds	63.8%	59.3%	7.6%	72.2%	71.1%	1.5%
Occupancy-available beds	65.5%	60.8%	7.7%	72.5%	71.4%	1.5%
Admissions	79,100	76,713	3.1%	119,656	116,627	2.6%
Length of stay	4.9	4.9	-0.8%	13.3	13.4	-0.9%

Inpatient revenue	$10,960,845	$9,706,731	12.9%	$2,670,370	$2,561,553	4.2%
Outpatient revenue	7,515,780	6,206,039	21.1%	281,036	268,489	4.7%
Total patient revenue	18,476,625	15,912,770	16.1%	2,951,406	2,830,042	4.3%
Other revenue	240,899	202,975	18.7%	73,926	75,359	-1.9%
Gross hospital revenue	18,717,524	16,115,745	16.1%	3,025,332	2,905,401	4.1%
Total deductions	16,714,445	14,240,229	17.4%	1,483,138	1,471,481	0.8%
Net hospital revenue	$2,003,079	$1,875,516	6.8%	$1,542,194	$1,433,920	7.6%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/23	06/30/22	% change	06/30/23	06/30/22	% change

Hospitals owned and leased	27	27	0.0%	330	330	0.0%
Average licensed beds	6,624	6,689	-1.0%	24,063	23,991	0.3%
Average available beds	6,452	6,517	-1.0%	23,963	23,891	0.3%
Patient days	384,373	362,044	6.2%	1,578,277	1,559,048	1.2%
Average daily census	4,223.8	3,978.5	6.2%	17,343.7	17,132.4	1.2%
Occupancy-licensed beds	63.8%	59.5%	7.2%	72.1%	71.4%	0.9%
Occupancy-available beds	65.5%	61.0%	7.2%	72.4%	71.7%	0.9%
Admissions	79,100	73,927	7.0%	118,778	115,271	3.0%
Length of stay	4.9	4.9	-0.8%	13.3	13.5	-1.8%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Six Months Ended
June 30, 2023 and 2022

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/23	06/30/22	% change	06/30/23	06/30/22	% change

Hospitals owned and leased	27	28	-3.6%	331	333	-0.6%
Average licensed beds	6,711	6,860	-2.2%	24,210	24,291	-0.3%
Average available beds	6,539	6,688	-2.2%	24,110	24,191	-0.3%
Patient days	788,626	781,907	0.9%	3,161,147	3,081,066	2.6%
Average daily census	4,357.0	4,319.9	0.9%	17,464.9	17,022.5	2.6%
Occupancy-licensed beds	64.9%	63.0%	3.1%	72.1%	70.1%	2.9%
Occupancy-available beds	66.6%	64.6%	3.2%	72.4%	70.4%	2.9%
Admissions	159,226	152,002	4.8%	240,216	229,060	4.9%
Length of stay	5.0	5.1	-3.7%	13.2	13.5	-2.2%

Inpatient revenue	$22,362,336	$19,945,962	12.1%	$5,298,360	$4,998,027	6.0%
Outpatient revenue	14,811,896	11,981,578	23.6%	553,407	525,602	5.3%
Total patient revenue	37,174,232	31,927,540	16.4%	5,851,767	5,523,629	5.9%
Other revenue	462,892	387,456	19.5%	139,244	142,056	-2.0%
Gross hospital revenue	37,637,124	32,314,996	16.5%	5,991,011	5,665,685	5.7%
Total deductions	33,660,513	28,527,164	18.0%	2,958,328	2,865,298	3.2%
Net hospital revenue	$3,976,611	$3,787,832	5.0%	$3,032,683	$2,800,387	8.3%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/23	06/30/22	% change	06/30/23	06/30/22	% change

Hospitals owned and leased	27	27	0.0%	330	330	0.0%
Average licensed beds	6,538	6,578	-0.6%	24,024	23,939	0.4%
Average available beds	6,366	6,406	-0.6%	23,924	23,839	0.4%
Patient days	776,943	752,308	3.3%	3,136,187	3,047,895	2.9%
Average daily census	4,292.5	4,156.4	3.3%	17,327.0	16,839.2	2.9%
Occupancy-licensed beds	65.7%	63.2%	3.9%	72.1%	70.3%	2.5%
Occupancy-available beds	67.4%	64.9%	3.9%	72.4%	70.6%	2.5%
Admissions	156,837	146,434	7.1%	237,799	226,006	5.2%
Length of stay	5.0	5.1	-3.6%	13.2	13.5	-2.2%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2023 Revised Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2023
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$14,130,000		$14,330,000

Adjusted net income attributable to UHS (a)	$693,483		$739,143
Depreciation and amortization	584,725		584,725
Interest expense	198,996		198,996
Other (income) expense, net	1,353		1,353
Provision for income taxes	217,796		232,136
Adjusted EBITDA net of NCI (b)	$1,696,353	12.0%	$1,756,353	12.3%

Adjusted net income attributable to UHS, per diluted share (a)	$9.85		$10.50

Shares used in computing diluted earnings per share	70,332		70,332

(a) Adjusted net income attributable to UHS/per diluted share are non-GAAP financial measures. The 2023 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure. To obtain a complete understanding of our financial performance, Adjusted EBITDA net of NCI should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2022 and our Report Form 10-Q for the quarter ended March 31, 2023.